Filed Pursuant to Rule 424(b)(5)

Registration No. 333-294811

PROSPECTUS SUPPLEMENT
(to Prospectus dated April 3, 2026)

$75,000,000

Common Stock

We have entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”) relating to shares of our common stock, par value $0.001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $75,000,000 from time to time through or to Jefferies, acting as sales agent or principal.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the U.S. Securities Act of 1933, as amended (the “Securities Act”). Subject to the terms of the Sales Agreement, Jefferies is not required to sell any specific number or dollar amount of shares of our common stock, but will use commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a commission rate up to 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of our common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies against certain liabilities, including liabilities under the Securities Act and the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-8 for additional information.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ONCY.” On April 2, 2026, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.96 per share.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, we have elected to comply with certain reduced reporting requirements for this prospectus supplement and may elect to do so in future filings. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement, on page 5 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Jefferies

Prospectus Supplement dated April 6, 2026

TABLE OF CONTENTS

Page

Prospectus Supplement

Prospectus

S-i

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor Jefferies have authorized anyone to provide information or to make any representations different from those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor Jefferies take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared we may authorize to be delivered or made available to you. This prospectus supplement, the accompanying prospectus or any applicable free writing prospectus is not an offer to sell or solicitation of an offer to buy our shares of common stock in any circumstances under which the offer or solicitation is unlawful. Neither we nor Jefferies are offering to sell our shares of common stock in any jurisdiction where an offer or sale is not permitted. The information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may authorize to be delivered or made available to you is accurate only as of the date of such document, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus we may authorize to be delivered or made available to you or any sale of shares of our common stock. Our business, results of operations and financial condition may have changed since such date.

For investors outside of the United States, neither we nor Jefferies have done anything that would permit this offering or the possession or distribution of this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering of shares of our common stock and the possession or distribution of this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus outside of the United States.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated April 3, 2026 are part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of shares of our common stock to certain investors. We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the registration statement of which this prospectus forms a part and the information in the documents we have referred you to under the heading “Where You Can Find More Information; Incorporation by Reference.”

You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of shares of our common stock. Neither we nor Jefferies are making any representation to you regarding the legality of an investment in the shares of common stock by you under applicable investment or similar laws.

When we refer to “Oncolytics,” the “Company,” “we,” “our” or “us” in this prospectus supplement, we mean Oncolytics Biotech Inc. unless otherwise specified. When we refer to “you,” we mean the potential holders of the shares of common stock offered hereby.

Oncolytics, the Oncolytics logo and other trademarks, tradenames or service marks of Oncolytics appearing in this prospectus supplement, including the documents incorporated herein, are the property of Oncolytics. This prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein, may also include trademarks, tradenames and service marks that are the property of other organizations. Use or display by us of other parties’ trademarks, tradenames or service marks is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark, tradename or service mark owner. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement appear without the ® or ™ symbols, but those references are not intended to indicate in any way that we or the applicable owners will not assert our rights or their rights, to the fullest extent under applicable law to these trademarks and tradenames.

S-iii

Prospectus Supplement Summary

The items in the following summary are described in more detail later in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary provides an overview of selected information and does not contain all the information you should consider before investing in shares of our common stock. Therefore, you should read the entire prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the “Risk Factors” section, and other documents or information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making any investment decision.

Overview

We are a clinical-stage biopharmaceutical company developing pelareorep, a well-tolerated intravenously delivered immunotherapeutic agent that selectively replicates in RAS-mutated tumors and activates the innate and adaptive immune systems and weakens tumor defense mechanisms. This improves the ability of the immune system to fight cancer, making tumors more susceptible to a broad range of oncology treatments.

Pelareorep is a proprietary isolate of reovirus, a naturally occurring, non-pathogenic double-stranded RNA virus commonly found in environmental waters. Pelareorep has shown promising results in changing the tumor microenvironment (“TME”). This creates a more immunologically favorable TME, making the tumor more susceptible to various treatment combinations. These treatments include chemotherapies, checkpoint inhibitors and other immuno-oncology approaches, such as CAR T therapies, bispecific antibodies and RAS or CDK4/6 inhibitors. Pelareorep induces a new army of tumor-reactive T cells, helps these cells to infiltrate the tumor through an inflammatory process and upregulates the expression of PD-1/PD-L1. By priming the immune system with pelareorep, we believe we can increase the proportion of patients who respond to various cancer treatments, including immunotherapies, especially in cancers where existing treatment regimens have failed or provided limited benefit.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined by the Exchange Act and the rules and regulations thereunder. For as long as we continue to be a smaller reporting company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

We will remain a smaller reporting company until the last day of any fiscal year for so long as either (i) the market value of our shares of common stock held by non-affiliates (“public float”) is less than $250 million as of the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue for the most recently completed fiscal year is less than $100 million and either we have no public float or our public float is less than $700 million as of the last business day of our most recently completed second fiscal quarter.

Corporate Information

We were formed under the Business Corporations Act (Alberta) on April 2, 1998 as 779738 Alberta Ltd. before changing our name to Oncolytics Biotech Inc. In March 2026, in connection with a two-step redomestication, we changed our jurisdiction of incorporation to the Province of British Columbia in Canada and then domesticated as a Nevada corporation effective March 31, 2026. Our principal executive offices are located at 4350 Executive Drive, Suite 325, San Diego, California 92121, and our telephone number is (403) 670-7377. Our website address is https://oncolyticsbiotech.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement and is not incorporated by reference herein. We have included our website address as an inactive textual reference only.

S-1

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $75,000,000.
Common stock outstanding following this offering	Up to 186,146,271 shares, assuming the sale of up to 78,125,000 shares at an assumed public offering price of $0.96 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on April 2, 2026. The actual number of shares issued will vary depending on the sales price under this offering.
Plan of distribution	“At the market offering” that may be made from time to time through or to Jefferies, as sales agent or principal under the Sales Agreement. See “Plan of Distribution” beginning on page S-8.
Use of proceeds	We currently intend to use the net proceeds from this offering to fund the clinical development of pelareorep and associated research and development expenses, for operating costs and for working capital and general corporate purposes. See “Use of Proceeds” on page S-6.
Risk factors	You should read the “Risk Factors” section beginning on page S-3 of this prospectus supplement, and any similar section included in the accompanying prospectus and in the documents incorporated by reference herein and therein, for a discussion of factors to consider before deciding to invest in our common stock.
Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “ONCY.”

The number of shares of common stock to be outstanding after this offering is based on 108,021,271 shares of our common stock outstanding as of December 31, 2025, and excludes:

•	19,116,957 shares of our common stock issuable upon exercise or settlement of stock options and inducement stock options outstanding as of December 31, 2025, at a weighted average exercise price of $1.04 per share;

•	800,000 shares of our common stock issuable upon exercise of inducement stock options granted after December 31, 2025, at a weighted average exercise price of $0.97 per share;

•	9,986,795 shares of our common stock available for future grant or issuance pursuant to our equity incentive plans;

•	3,158,267 shares of our common stock issuable upon vesting of restricted stock awards and inducement stock awards outstanding as of December 31, 2025;

•	300,000 shares of our common stock issuable upon vesting of inducement stock awards granted after December 31, 2025;

•	7,667,050 shares of our common stock issuable upon the exercise of common stock purchase warrants outstanding as of December 31, 2025, at an exercise price of $2.81 per share;

•	536,693 shares of our common stock issuable upon the exercise of compensation warrants outstanding as of December 31, 2025, at an exercise price of $2.25 per warrant;

•	7,446,574 shares of our common stock issued after December 31, 2025 pursuant to an At-the-Market Sales Agreement between us and BTIG, LLC dated October 17, 2025; and

•	650,000 shares of our common stock issued after December 31, 2025 to consultants for services rendered.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or warrants and no vesting or settlement of restricted stock awards or inducement stock awards.

S-2

Risk Factors

You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by our subsequent filings under the Exchange Act, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, before you make a decision to invest in our shares of common stock. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our shares of common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Relating to this Offering

If you purchase shares of our common stock sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares.

The assumed public offering price per share of common stock in this offering is considerably more than the net tangible book value per share of our outstanding shares of common stock. As a result, investors purchasing shares of our common stock in this offering may pay a price per share that substantially exceeds the value of our tangible assets after subtracting liabilities. For a more detailed discussion of the foregoing, see the section titled “Dilution” below. To the extent outstanding stock options or other instruments are exercised or we otherwise issue additional shares of common stock below the offering price, there will be further dilution to new investors.

Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

Until such time, if ever, as we can generate substantial product revenue, we expect to finance our operations through equity offerings, debt financings or other capital sources, including potentially grants, collaborations, licenses or other similar arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as limitations on our ability to incur additional debt, make capital expenditures or declare dividends.

If we raise funds through collaborations or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering to fund the clinical development of pelareorep and associated research and development expenses, for operating costs and for working capital and general corporate purposes. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

S-3

The actual number of shares of common stock we will issue under the Sales Agreement and the aggregate proceeds resulting from such sales, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Jefferies at any time throughout the term of the Sales Agreement. The number of shares of common stock that are sold by Jefferies after our delivery of a placement notice will depend on the market price of our shares of common stock during the sales period and limits we set with Jefferies. Because the price per share of each share sold will fluctuate based on the market price of our shares of common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will or may be ultimately issued or the aggregate proceeds to be raised in connection with sales under the Sales Agreement.

The shares of common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares of common stock at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares of common stock sold, and there is no minimum or maximum per share sales price. Investors may experience a decline in the value of their shares of common stock as a result of sales made at prices lower than the prices they paid.

S-4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are forward-looking statements, including statements regarding our business, our financial condition, our results of operations and the industry and environment in which we operate and our use of proceeds from the offering. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including those discussed in the sections titled “Risk Factors” in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of risks, uncertainties and assumptions, which we discuss in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors.” The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

S-5

Use Of Proceeds

We will retain broad discretion over the use of the net proceeds, if any, from the sale of the securities offered hereby. We may issue and sell shares of our common stock having aggregate sales proceeds of up to $75,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds of this offering to fund the clinical development of pelareorep and associated research and development expenses, for operating costs and for working capital and general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

Pending the uses described above, we may invest the net proceeds from this offering in interest-bearing obligations, investment-grade instruments, certificates of deposit or government securities.

S-6

Dilution

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the assumed public offering price per share and the as adjusted net tangible book value per share of our common stock after this offering. As of December 31, 2025, our net tangible book value was $(3.8) million, or $(0.04) per share, based on 108,021,271 shares of common stock outstanding at that date. Our net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of shares of our common stock outstanding as of December 31, 2025.

After giving effect to the issuance and sale in this offering by us of shares of common stock at an assumed public offering price of $0.96 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on April 2, 2026, after deducting sales commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2025 would have been approximately $68.7 million, or $0.37 per share. This represents an immediate increase in as adjusted net tangible book value of $0.41 per share to our existing stockholders and an immediate dilution of $0.59 per share to investors purchasing shares of common stock in this offering.

The following table illustrates this dilution to investors on a per share basis.

Assumed public offering price per share		$0.96
Historical net tangible book value per share as of December 31, 2025	$(0.04)
Increase per share attributable to investors purchasing shares in this offering	$0.41
As adjusted net tangible book value per share, after giving effect to this offering		$0.37
Dilution per share to investors purchasing common stock in this offering		$0.59

The foregoing table and calculations are based on 108,021,271 shares of our common stock outstanding as of December 31, 2025, and excludes:

•	19,116,957 shares of our common stock issuable upon exercise or settlement of stock options and inducement stock options outstanding as of December 31, 2025, at a weighted average exercise price of $1.04 per share;

•	800,000 shares of our common stock issuable upon exercise of inducement stock options granted after December 31, 2025, at a weighted average exercise price of $0.97 per share;

•	9,986,795 shares of our common stock available for future grant or issuance pursuant to our equity incentive plans;

•	3,158,267 shares of our common stock issuable upon vesting of restricted stock awards and inducement stock awards outstanding as of December 31, 2025;

•	300,000 shares of our common stock issuable upon vesting of inducement stock awards granted after December 31, 2025;

•	7,667,050 shares of our common stock issuable upon the exercise of common stock purchase warrants outstanding as of December 31, 2025, at an exercise price of $2.81 per share;

•	536,693 shares of our common stock issuable upon the exercise of compensation warrants outstanding as of December 31, 2025, at an exercise price of $2.25 per warrant;

•	7,446,574 shares of our common stock issued after December 31, 2025 pursuant to an At-the-Market Sales Agreement between us and BTIG, LLC dated October 17, 2025; and

•	650,000 shares of our common stock issued after December 31, 2025 to consultants for services rendered.

To the extent that outstanding options or warrants are exercised, or restricted stock awards or inducement stock awards are vested and settled, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

S-7

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Jefferies, under which we may offer and sell up to $75,000,000 of our shares of common stock from time to time through Jefferies acting as agent or principal. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying base prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our shares of common stock under the sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission of up to 3.0% of the gross proceeds we receive from sales of our common stock under the sales agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $100,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $250,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on the Nasdaq Capital Market on the day following each day on which our shares of common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. We and Jefferies may each terminate the sales agreement at any time upon ten trading days’ prior written notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement will be filed as an exhibit to a Current Report on Form 8-K filed under the Exchange Act with the SEC that is incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute this prospectus supplement and the accompanying prospectus electronically.

S-8

Legal Matters

The validity of the shares of common stock offered hereby and certain other matters of Nevada law will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP. Certain matters of U.S. federal and New York State law will be passed upon for us by Latham & Watkins LLP. Jefferies is being represented in connection with this offering by Paul Hastings LLP.

Experts

The consolidated financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

S-9

Where You Can Find More Information;
INCORPORATION BY REFERENCE

Available Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.oncolyticsbiotech.com. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026;

•	our Current Reports on Form 8-K filed with the SEC on January 12, 2026, January 15, 2026, January 15, 2026, February 4, 2026, February 24, 2026, March 2, 2026, March 19, 2026, March 20, 2026 and April 1, 2026; and

•	the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, including any amendments or reports filed for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents. In all cases, you should rely on the later information over different information included in this prospectus supplement or any accompanying prospectus supplement.

S-10

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus by writing or telephoning us at the following address:

Oncolytics Biotech Inc.
4350 Executive Drive, Suite 325
San Diego, California 92121
(403) 670-7377
Attention: Corporate Secretary

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

S-11

PROSPECTUS

$250,000,000

Common Stock
Preferred Stock
Warrants
Purchase Contracts
Units

We may offer and sell up to $250,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference herein and therein, before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ONCY.” On April 2, 2026, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.9603 per share.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 3, 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $250,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any such prospectus supplement or free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable, and if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the section titled “Where You Can Find More Information; Incorporation by Reference” in this prospectus.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar sections in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Oncolytics,” the “Company,” “we,” “our” or “us” in this prospectus, we mean Oncolytics Biotech Inc. unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

Oncolytics, the Oncolytics logo and other trademarks, tradenames or service marks of Oncolytics appearing in this prospectus and any applicable prospectus supplement, including the documents incorporated herein and therein, are the property of Oncolytics. This prospectus and any applicable prospectus supplement, including the documents incorporated herein and therein, may also include trademarks, tradenames and service marks that are the property of other organizations. Use or display by us of other parties’ trademarks, tradenames or service marks is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark, tradename or service mark owner. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® or ™ symbols, but those references are not intended to indicate in any way that we or the applicable owners will not assert our rights or their rights to the fullest extent under applicable law to these trademarks and tradenames.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PLSA”), concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein or therein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions or indicate future events and future trends, or the negative of these terms or other comparable terminology.

You should read this prospectus and any applicable prospectus supplement or free writing prospectus completely, including the documents incorporated by reference herein and therein, and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. In light of the significant risks and uncertainties to which our forward-looking statements are subject, you should not place undue reliance on or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We discuss many of these risks in greater detail in this prospectus, any applicable prospectus supplement or free writing prospectus or the documents incorporated by reference herein or therein, including under the heading “Risk Factors” contained in this prospectus and any similar section contained in any applicable prospectus supplement or free writing prospectus.

These forward-looking statements represent our estimates and assumptions only as of the date of such document, and any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, or any sale of our securities. Except as required by law, we undertake no obligation to update or publicly revise any forward-looking statements, whether as a result of new information, future events or otherwise. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the PLSA.

WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.oncolyticsbiotech.com. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus or any prospectus supplement or free writing prospectus. We have included our website address as an inactive textual reference only.

This prospectus, any prospectus supplement and any free writing prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026;

•	our Current Reports on Form 8-K filed with the SEC on January 12, 2026, January 15, 2026, January 15, 2026, February 4, 2026, February 24, 2026, March 2, 2026, March 19, 2026, and March 20, 2026; and

•	the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, including any amendments or reports filed for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Oncolytics Biotech Inc.
4350 Executive Drive, Suite 325
San Diego, California 92121
(403) 670-7377
Attention: Corporate Secretary

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Overview

We are a clinical-stage biopharmaceutical company developing pelareorep, a well-tolerated intravenously delivered immunotherapeutic agent that selectively replicates in RAS-mutated tumors and activates the innate and adaptive immune systems and weakens tumor defense mechanisms. This improves the ability of the immune system to fight cancer, making tumors more susceptible to a broad range of oncology treatments.

Pelareorep is a proprietary isolate of reovirus, a naturally occurring, non-pathogenic double-stranded RNA virus commonly found in environmental waters. Pelareorep has shown promising results in changing the tumor microenvironment (“TME”). This creates a more immunologically favorable TME, making the tumor more susceptible to various treatment combinations. These treatments include chemotherapies, checkpoint inhibitors and other immuno-oncology approaches, such as CAR T therapies, bispecific antibodies and RAS or CDK4/6 inhibitors. Pelareorep induces a new army of tumor-reactive T cells, helps these cells to infiltrate the tumor through an inflammatory process and upregulates the expression of PD-1/PD-L1. By priming the immune system with pelareorep, we believe we can increase the proportion of patients who respond to various cancer treatments, including immunotherapies, especially in cancers where existing treatment regimens have failed or provided limited benefit.

Corporate Information

We were formed under the Business Corporations Act (Alberta) on April 2, 1998 as 779738 Alberta Ltd. before changing our name to Oncolytics Biotech Inc. In March 2026, in connection with a two-step redomestication, we changed our jurisdiction of incorporation to the Province of British Columbia in Canada and then domesticated as a Nevada corporation effective March 31, 2026. Our principal executive offices are located at 4350 Executive Drive, Suite 325, San Diego, California 92121, and our telephone number is (403) 670-7377. Our website address is https://oncolyticsbiotech.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein. We have included our website address as an inactive textual reference only.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and free writing prospectus before acquiring any such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

There may be other unknown or unpredictable clinical, regulatory, economic, business, competitive or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” included in this prospectus and any similar section contained in any applicable prospectus supplement or free writing prospectus, and the documents incorporated by reference herein and therein, concerning factors you should consider before investing in our securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our securities is not complete and may not contain all the information you should consider before investing in our securities. This description is summarized from, and qualified in its entirety by reference to, our articles of incorporation (our “Articles of Incorporation”) and bylaws (our “Bylaws”), copies of which are included as exhibits to the registration statement of which this prospectus forms a part and incorporated herein by reference. The summary below is also qualified by reference to the provisions of the Business Corporations Act (British Columbia) (the “BCBCA”) and the Nevada Revised Statutes (as amended from time to time, the “NRS”), as applicable.

General

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 100,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

Common Stock

Voting Rights

Each holder of Common Stock will be entitled to one vote for each share on all matters submitted to a vote of stockholders, including the election of directors. Holders of Common Stock will not have cumulative voting rights in the election of directors. Accordingly, in an uncontested election, holders of a majority of the voting shares will be able to elect all of the directors.

Dividends

We and our subsidiaries are not expected to pay any dividends on our Common Stock.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of Preferred Stock.

Rights and Preferences

Holders of Common Stock will have no pre-emptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to Common Stock. The rights, preferences and privileges of the holders of Common Stock will be subject to and may be adversely affected by the rights of the holders of shares of any series of our Preferred Stock that we may designate in the future.

Fully Paid and Non-assessable

All outstanding shares of Common Stock will be validly issued, fully paid and non-assessable.

Preferred Stock

Our Articles of Incorporation will authorize our board of directors to issue Preferred Stock in one or more series and to determine the preferences, limitations and relative rights of any shares of Preferred Stock that it shall choose to issue, without vote or action by stockholders.

Anti-Takeover Effects of the NRS, our Articles of Incorporation and our Bylaws

Some provisions of the NRS, our Articles of Incorporation and our Bylaws could make the following transactions difficult: (i) acquisition by means of a tender offer, a proxy contest or otherwise; and (ii) removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that holders of Common Stock may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for Common Stock.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of protection to our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Nevada Anti-Takeover Statutes

Combinations with Interested Stockholders

We will be subject to Nevada’s Combination with Interested Stockholders Statutes (NRS 78.411 to 78.444, inclusive), which prohibit persons deemed “interested stockholders” from engaging in a “combination” with a publicly held Nevada corporation for two years following the date these persons become interested stockholders (extended to up to four years if certain conditions are not met), unless the business combination is, or the transaction by which the person first became an interested stockholder was, approved in advance by the corporation’s board of directors. Generally, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns, or within two years prior to the determination of interested stockholder status did beneficially own, 10% or more of the voting power of the outstanding voting shares of a corporation, and a “combination” includes a merger and certain asset or stock sales or other transactions resulting in a financial benefit to the interested stockholder. After the person becomes an interested stockholder, the combination must be approved, by the board of directors and 60% of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates, at a meeting of the stockholders. Finally, after the two-year period, up to four years from the date the person first became an interested stockholder, a combination remains prohibited unless: (i) the combination or the transaction by which the person became an interested stockholder is approved by the board of directors before the person became an interested stockholder; (ii) the combination is approved by a majority of the outstanding voting power not beneficially owned by the interested stockholder and its affiliates and associates; or (iii) the consideration to be received by the disinterested stockholders satisfies certain requirements. But note that these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. The combinations statutes in Nevada apply only to Nevada corporations with 200 or more stockholders of record. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, such as discouraging takeover attempts that might result in a premium over the market price of the Common Stock.

Companies are entitled to opt out of the business combination provisions. Any opt-out of the business combination provisions of the NRS must be contained in the original articles of incorporation, or an amendment to the articles of incorporation approved by a majority of the outstanding voting power not then beneficially owned by interested stockholders or their affiliates and associates, but the amendment would not be effective until 18 months after the vote of the stockholders to approve the amendment, and would not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment.

Our Articles of Incorporation expressly provide that the Company has elected not to be governed by the business combination provisions of the NRS.

Acquisition of Controlling Interests

In addition to the restrictions on business combinations with interested stockholders, Nevada law also protects a corporation and its stockholders from persons acquiring a “controlling interest” in a corporation. The provisions can be found in NRS 78.378 to 78.3793, inclusive.

Pursuant to NRS 78.379, any person who acquires a controlling interest in a corporation may not exercise voting rights with respect to any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special meeting of such stockholders held upon the request and at the expense of the acquiring person. NRS 78.3785 provides that a “controlling interest” means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more of the voting power of the issuing corporation in the election of directors, and once an acquirer crosses one of these thresholds, shares that it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares, and the corporation must comply with the demand.

NRS 78.378(1) provides that these statutes do not apply to any acquisition of a controlling interest in an issuing corporation if the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by the acquiring person provide that the provisions of those sections do not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. In addition, NRS 78.3788 provides that the controlling interest statutes apply as of a particular date only to a corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the corporation’s stock ledger at all times during the 90 days immediately preceding that date, and which does business directly or indirectly in Nevada. NRS 78.378(2) provides that the corporation may impose stricter requirements if it so desires. Corporations are entitled to opt out of the above controlling interest provisions of the NRS. In our Bylaws, we opt out of these provisions.

Blank Check Preferred Stock

Our Articles of Incorporation provide for 100,000,000 authorized shares of Preferred Stock. The ability to authorize undesignated preferred stock will make it possible for our board of directors to issue Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management.

Special Stockholder Meetings

Our Articles of Incorporation provide that, subject to the rights of the holders of any series of Preferred Stock, a special meeting of stockholders may be called only by our board of directors, the chairperson of our board of directors or our chief executive officer.

Advance Notice Requirements

Our Bylaws contain advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the annual meeting for the preceding year. The notice must contain certain information specified in the Bylaws. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

No Stockholder Action by Written Consent

Our Bylaws prohibit stockholders from acting by written consent without a meeting.

Removal of Directors

Subject to any rights of the holders of Preferred Stock, our directors may be removed from office only by the affirmative vote of the holders of not less than two-thirds of the voting power of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, which reflects the requirements of the NRS. In addition, a director may be removed pursuant to and in accordance with NRS 78.335(8) by majority vote of the other directors (even if less than a quorum), acting at a meeting and not by written consent, and without a vote of the stockholders.

Vacancies

Subject to any rights of the holders of Preferred Stock, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of the board of directors, may be filled only by a majority vote of the directors then in office, even if less than a quorum, or by the sole remaining director. This system of electing and removing directors and filling vacancies may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Exclusive Forum

Our Bylaws provide that the Eighth Judicial District Court of the State of Nevada, in Clark County, Nevada, shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee or agent of ours to us or the stockholders, (3) any action or proceeding asserting a claim arising pursuant to the NRS, our Articles of Incorporation or our Bylaws, (4) any proceeding to interpret, apply, enforce or determine the validity of our Articles of Incorporation or Bylaws, (5) any internal action (as defined in NRS 78.046) and any action or proceeding as to which NRS Title 7 confers jurisdiction to the District Courts of the State of Nevada or (6) any action asserting a claim governed by the internal affairs doctrine. Our Bylaws further provide that the federal district courts of the United States of America are the sole and exclusive forum for the resolution of any claim asserting a cause of action under the U.S. Securities Act of 1933, as amended. Although our Bylaws contain the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Amendment to Articles of Incorporation or Bylaws

In addition to the approval of our board of directors, except as otherwise provided by Nevada law, any amendment to our Articles of Incorporation will require the approval of the holders of at least a majority of the voting power of our then-outstanding capital stock, voting as a single class; provided that an amendment to increase or decrease the number of authorized shares of any class or series of stock may be approved by the default voting standard set forth in our Bylaws, which is more votes cast in favor than against. Our Bylaws may be amended by our board of directors or by the holders of at least two-thirds of the voting power of our then-outstanding capital stock, voting as a single class.

The provisions of the NRS, our Articles of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification

Our Articles of Incorporation contain provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by Nevada law. Consequently, our directors and officers will not be individually liable to us, the holders of Common Stock or our creditors for damages as a result of any act or failure to act, unless the presumption of the business judgment rule is rebutted and it is proven that the director or officer breached his or her fiduciary duty and such breach involved intentional misconduct, fraud or knowing violation of law.

Our Bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by the NRS. Our Bylaws also obligate us to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the NRS. We have entered into agreements with our directors, officers and other employees and expect to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses, including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding to the fullest extent permitted by applicable law. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We will also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Articles of Incorporation and Bylaws may discourage the holders of Common Stock from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and holders of Common Stock. Furthermore, a holder of Common Stock’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.

The Nasdaq Capital Market Listing

Our Common Stock is listed on the Nasdaq Capital Market under the trading symbol “ONCY.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Broadridge Corporate Issuer Solutions, LLC. The address of our transfer agent and registrar is 51 Mercedes Way, Edgewood, New York 11717.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Oncolytics.

Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of equity securities issued by us. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Any purchase contracts we issue will be physically settled by delivery of such securities. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

DTC

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement or any applicable free writing prospectus for the applicable securities, where notices and demands in respect of the securities may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and if not otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to any applicable warrant trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to any applicable warrant trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an event of default, if any, has occurred and is continuing with respect to such series of securities;

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement or free writing prospectus, you may hold interests in a global security through Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor any warrant trustee nor any agent of ours or of any warrant trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us by Latham & Watkins LLP. Certain matters of Nevada law, including the validity of the securities offered hereby, will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$75,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

April 6, 2026